Exhibit 99.1

JAZZ PHARMACEUTICALS ANNOUNCES FULL YEAR AND FOURTH QUARTER 2019
FINANCIAL RESULTS

Record Total Revenues Increased 14% to $2.2 Billion in 2019

2019 GAAP Diluted EPS Increased 25% to $9.09 & Adjusted Diluted EPS Increased 18% to $16.23

More than 25 Innovative R&D Programs Across a Robust Early- to Late-Stage Pipeline Fueled by Increasing R&D Investment

Entered Into Exclusive U.S. License Agreement for Lurbinectedin Effective First Quarter 2020; NDA for Treatment of Relapsed SCLC Accepted with Priority Review and PDUFA Action Date of August 16, 2020

Regulatory Approval of Sunosi in EU and NDA Submission in U.S. for JZP-258 in First Quarter 2020

Six Launches in Major Markets since 2016; Four Launches Anticipated in 2020 - 2021

Jazz Appoints Renée Galá as Executive Vice President and Chief Financial Officer

Jazz Appoints Samantha Pearce as Senior Vice President, Europe and Rest of World

DUBLIN, February 25, 2020 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the full year and the fourth quarter of 2019 and provided financial guidance for 2020.
“With more than $2 billion of revenue and double-digit top- and bottom-line growth, we delivered strong 2019 financial results while making significant investments to support the continued robust evolution of our business,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals. “Strong execution of our long-term sustainable growth strategy has led to six major product approvals in the past four years, and we look forward to further diversification of our revenue base through corporate development activities and by delivering on other key priorities, including the European launch of Sunosi, the anticipated U.S. launches of lurbinectedin and JZP-258, and pre-launch activities for JZP-458.”
“Backed by a growing commitment to R&D, we have made significant progress strengthening and advancing our R&D pipeline with the goal of providing important new therapeutic options and improved patient outcomes in difficult-to-treat diseases," said Robert Iannone, M.D., M.S.C.E., executive vice president, research and development, of Jazz Pharmaceuticals. “Our R&D organization remains focused on optimizing and diversifying our portfolio through internal efforts and external opportunities, including utilizing innovative technologies, and working through partnerships and collaborations designed to bring new life-changing therapeutics to patients."

Financial Highlights

	Three Months Ended December 31,			Year Ended December 31,
(In thousands, except per share amounts and percentages)	2019	2018	Change	2019	2018	Change
Total revenues	$581,740	$476,457	22%	$2,161,761	$1,890,922	14%
GAAP net income	$73,992	$159,470	(54)%	$523,367	$447,098	17%
Adjusted net income	$253,243	$219,951	15%	$934,231	$838,613	11%
GAAP EPS	$1.29	$2.64	(51)%	$9.09	$7.30	25%
Adjusted EPS	$4.42	$3.64	21%	$16.23	$13.70	18%
GAAP net income for 2019 was $523.4 million, or $9.09 per diluted share, compared to $447.1 million, or $7.30 per diluted share, for 2018. GAAP net income for the fourth quarter of 2019 was $74.0 million, or $1.29 per diluted share, compared to $159.5 million, or $2.64 per diluted share, for the fourth quarter of 2018. The decrease in GAAP net income and EPS in the fourth quarter of 2019 compared to the fourth quarter of 2018 was primarily due to the amortization of the $111.1 million cost of the priority review voucher utilized in connection with the company's JZP-258 new drug application (NDA) submission.
Non-GAAP adjusted net income for 2019 was $934.2 million, or $16.23 per diluted share, compared to $838.6 million, or $13.70 per diluted share, for 2018. Non-GAAP adjusted net income for the fourth quarter of 2019 was $253.2 million, or $4.42 per diluted share, compared to $220.0 million, or $3.64 per diluted share, for the fourth quarter of 2018. Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included at the end of this press release.

Key Corporate and R&D Updates
Corporate

•
The company announced today the appointment of Renée D. Galá as Executive Vice President and Chief Financial Officer (CFO) effective March 16, 2020.  At this time, Ms. Galá will assume the duties and responsibilities of the company’s principal financial officer from Bruce Cozadd, Chairman and Chief Executive Officer, who has been serving in this role on an interim basis.  Ms. Galá brings more than 25 years of extensive experience across finance, strategy, leadership development and corporate development and recently served at GRAIL, Inc. as CFO.  Prior to this, Ms. Galá served as Senior Vice President and CFO of Theravance Biopharma, Inc.  Ms. Galá serves on the board of directors of Gossamer Bio, Inc., a clinical-stage biopharmaceutical company, where she also chairs the audit committee.  Ms. Galá holds a B.S. in Mathematics from Vanderbilt University and an M.B.A. from Columbia Business School.

•
The company announced today the appointment of Samantha Pearce as Senior Vice President, Europe/Rest of World effective March 2, 2020. From March 2010 to December 2019, Ms. Pearce held various global senior management positions with Celgene Corporation, most recently as Vice President and General Manager, International Markets. From August 2002 to March 2010, Ms. Pearce served in management positions at AstraZeneca plc, culminating in her role as Director, Specialist Care. Ms. Pearce received a B.Sc. from Birmingham University and an M.B.A. from Cranfield University.

Sunosi® (solriamfetol)

•
In January 2020, the European Commission approved Sunosi to improve wakefulness and reduce excessive daytime sleepiness (EDS) in adults with narcolepsy (with or without cataplexy) or obstructive sleep apnea (OSA) whose EDS has not been satisfactorily treated by primary OSA therapy, such as continuous positive airway pressure. Sunosi is the only licensed therapy in the European Union (EU) for the treatment of EDS in adults living with OSA.

JZP-258

•
In January 2020, the company submitted an NDA to the U.S. Food and Drug Administration (FDA) for JZP-258 for the treatment of cataplexy and EDS in narcolepsy patients 7 years of age and older. The company redeemed its priority review voucher for the NDA submission.

Defitelio® (defibrotide sodium) / defibrotide

•	In the fourth quarter of 2019, the company completed enrollment in its prevention of acute graft-vs-host disease (aGvHD) Phase 2 study.

Vyxeos® (daunorubicin and cytarabine) liposome for injection

•	In the fourth quarter of 2019, the company activated sites for its Phase 1b master trial of Vyxeos in combination with various targeted agents in first-line, fit acute myeloid leukemia.

JZP-458

•
In the fourth quarter of 2019, FDA granted Fast Track designation to JZP-458 for the treatment of acute lymphoblastic leukemia (ALL)/lymphoblastic lymphoma (LBL) and the company activated sites and began enrollment in its single-arm, pivotal Phase 2/3 clinical study.

Lurbinectedin

•
In December 2019, the company announced that it had entered into an exclusive license agreement with Pharma Mar S.A. (PharmaMar) for U.S. commercialization and development rights to lurbinectedin. In January 2020, the transaction closed and the company made an upfront payment of $200 million to PharmaMar.

•
In February 2020, FDA accepted the NDA and granted priority review for lurbinectedin for the treatment of relapsed small cell lung cancer (SCLC) with a Prescription Drug User Fee Act (PDUFA) action date of August 16, 2020.

Select 2020 Objectives

Sleep and Neuroscience
Sunosi
●	Initiate European rolling launch in Germany mid-2020
●	Initiate Phase 3 study for EDS in major depressive disorder mid-2020
JZP-258
✓	Submit NDA for cataplexy and EDS in narcolepsy patients 7 years and older January 2020
●	Obtain U.S. approval as early as 3Q20
●	Launch as early as 4Q20
●	Complete enrollment in Phase 3 study in idiopathic hypersomnia 2H20
JZP-385
●	Initiate Phase 2b study in essential tremor 4Q20
Hematology and Oncology
Defitelio
●	Conduct interim analysis in Phase 3 study for prevention of hepatic veno-occlusive disease study to determine final enrollment 1H20
●	Report top-line results from Phase 2 study for prevention of aGvHD 2H20
Lurbinectedin
●	Obtain U.S. accelerated approval for relapsed SCLC and launch 3Q20
JZP-458
●	Conduct interim analysis in pivotal Phase 2/3 clinical study in ALL/LBL
●	Submit Biologics License Application (BLA) to FDA as early as 4Q20
Corporate Development
●	Expand portfolio through multiple acquisitions or partnerships

Total Revenues

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2019	2018	2019	2018
Xyrem® (sodium oxybate) oral solution	$435,352	$374,830	$1,642,525	$1,404,866
Erwinaze® / Erwinase® (asparaginase Erwinia chrysanthemi)	54,920	24,265	177,465	174,739
Defitelio® (defibrotide sodium) / defibrotide	47,779	37,712	172,938	149,448
Vyxeos® (daunorubicin and cytarabine) liposome for injection	31,521	25,618	121,407	100,835
Sunosi® (solriamfetol)	2,727	—	3,714	—
Other	4,227	4,909	17,552	39,585
Product sales, net	576,526	467,334	2,135,601	1,869,473
Royalties and contract revenues	5,214	9,123	26,160	21,449
Total revenues	$581,740	$476,457	$2,161,761	$1,890,922

Total revenues increased 14% in 2019 and 22% in the fourth quarter of 2019 compared to the same periods in 2018.
Xyrem net product sales increased 17% in 2019 and 16% in the fourth quarter of 2019 compared to the same periods in 2018.

Erwinaze/Erwinase net product sales in 2019 were consistent with net product sales in 2018 and higher in the fourth quarter of 2019 compared to the same period of 2018 due to the timing of supply availability. The company experienced limited product availability during 2019 and 2018 due to ongoing supply and manufacturing issues at the sole manufacturer.
Defitelio/defibrotide net product sales increased 16% in 2019 and 27% in the fourth quarter of 2019 compared to the same periods in 2018. The company continues to expect inter-quarter variability in Defitelio net sales.
Vyxeos net product sales increased 20% in 2019 and 23% in the fourth quarter of 2019 compared to the same periods in 2018 primarily due to the ongoing European launch.
Sunosi net product sales were $3.7 million in 2019 following the U.S. launch in July 2019.

Operating Expenses and Effective Tax Rate

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except percentages)	2019	2018	2019	2018
GAAP:
Cost of product sales	$35,348	$26,337	$127,930	$121,544
Gross margin	93.9%	94.4%	94.0%	93.5%
Selling, general and administrative	$214,275	$161,865	$736,942	$683,530
% of total revenues	36.8%	34.0%	34.1%	36.1%
Research and development	$97,382	$56,657	$299,726	$226,616
% of total revenues	16.7%	11.9%	13.9%	12.0%
Impairment charges	$—	$—	$—	$42,896
Acquired in-process research and development	$—	$—	$109,975	$—
Income tax provision (benefit)	$(34,523)	$5,144	$(73,154)	$80,162
Effective tax rate	(84.7)%	3.1%	(16.1)%	15.1%

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except percentages)	2019	2018	2019	2018
Non-GAAP adjusted:
Cost of product sales	$34,063	$24,725	$121,293	$114,910
Gross margin	94.1%	94.7%	94.3%	93.9%
Selling, general and administrative	$196,935	$142,107	$658,245	$548,687
% of total revenues	33.9%	29.8%	30.4%	29.0%
Research and development	$90,070	$51,304	$274,497	$196,579
% of total revenues	15.5%	10.8%	12.7%	10.4%
Acquired in-process research and development	$—	$—	$5,700	$—
Income tax provision	$(2,366)	$29,220	$132,030	$148,515
Effective tax rate	(0.9)%	11.7%	12.3%	15.0%
Operating expenses increased over the prior year periods primarily due to the following:

•
Selling, general and administrative (SG&A) expenses increased in 2019 and in the fourth quarter of 2019 compared to the same periods in 2018 on a GAAP and on a non-GAAP adjusted basis primarily due to expenses related to the expansion of the company's business, including the U.S. launch of Sunosi.

•
Research and development (R&D) expenses increased in 2019 and in the fourth quarter of 2019 compared to the same periods in 2018 on a GAAP and on a non-GAAP adjusted basis primarily due to expenses related to the company's expanding pre-clinical and clinical development programs and support of its partner programs, including milestone payments of $26.0 million in 2019 to Pfenex, Inc. under a license and option agreement to develop and commercialize multiple early stage hematology product candidates.

The effective tax rate for the fourth quarter of 2019 on both a GAAP and on a non-GAAP adjusted basis included a benefit of $31.6 million for the years 2015 to 2019 resulting from the application of the Italian patent box incentive. The effective tax rate for 2019 on a GAAP basis included a one-time tax benefit of $112.3 million resulting from an intra-entity intellectual property asset transfer.

Cash Flow and Balance Sheet
As of December 31, 2019, cash, cash equivalents and investments were $1.1 billion, and the outstanding principal balance of the company’s long-term debt was $1.8 billion. In 2019, the company generated $776.4 million of cash from operations, used $301.5 million to repurchase shares under the company's share repurchase program, made milestone payments totaling $80.5 million related to Sunosi, and made upfront payments of $52.5 million to acquire Cavion, Inc. (Cavion) and $56.0 million to Codiak BioSciences, Inc. (Codiak) under a collaboration agreement.
In 2019, the company repurchased approximately 2.3 million ordinary shares under the company's share repurchase program at an average cost of $133.97 per ordinary share. As of December 31, 2019, the remaining amount authorized for share repurchases under the company's share repurchase program was $577.7 million.

2020 Financial Guidance
Jazz Pharmaceuticals' full year 2020 financial guidance as follows (in millions, except per share amounts and percentages):

GAAP and Non-GAAP Adjusted
Revenues	$2,320 - $2,400
Total net product sales	$2,305 - $2,375
-Oxybate franchise net sales	$1,710 - $1,760
-Sunosi net sales	$30 - $50
-Erwinaze/Erwinase net sales	$185 - $215
-Defitelio/defibrotide net sales	$180 - $200
-Vyxeos net sales	$135 - $165

	GAAP	Non-GAAP Adjusted
Gross margin %	94%	94%[1,6]
SG&A expenses	$855 - $903	$770 - $810[2,6]
SG&A expenses as % of total revenues	36% - 39%	32% - 35%
R&D Expenses	$312 - $348	$285 - $315[3,6]
R&D expenses as % of total revenues	13% - 15%	12% - 14%
Acquired in-process research and development expenses	$200	$200[4]
Effective tax rate	15% - 23%	18% - 20%[5,6]
Net income per diluted share	$5.90 - $7.15	$12.50 - $13.40[4,6]
____________________________

1.	Excludes $8-$9 million of share-based compensation expense from estimated GAAP gross margin.

2.	Excludes $85-$93 million of share-based compensation expense from estimated GAAP SG&A expenses.

3.	Excludes $27-$33 million of share-based compensation expense from estimated GAAP R&D expenses.

4.
Beginning with the presentation of the company’s financial guidance for 2020, following consultation with the staff of the Division of Corporation Finance of the U.S. Securities and Exchange Commission, the company will no longer exclude upfront and milestone payments from the company’s non-GAAP adjusted net income, its line item components and non-GAAP adjusted EPS. The impact of this change to the company’s 2020 non-GAAP adjusted net income and non-GAAP adjusted EPS guidance is approximately $175 million or $3.13 per diluted share, respectively, related to the post-tax impact of the $200 million upfront payment made to PharmaMar in January 2020.

5.	Excludes the income tax effect of adjustments between GAAP reported and non-GAAP adjusted net income.

6.
See “Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the table titled "Reconciliation of GAAP to Non-GAAP Adjusted 2020 Net Income Guidance" at the end of this press release.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EST (9:30 p.m. GMT) to provide a business and financial update and discuss its 2019 full year and fourth quarter results and provide 2020 financial guidance. The live webcast may be accessed from the Investors section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 855 353 7924 in the U.S., or +1 503 343 6056 outside the U.S., and entering passcode 9837779.
A replay of the conference call will be available through March 3, 2020 by dialing +1 855 859 2056 in the U.S., or +1 404 537 3406 outside the U.S., and entering passcode 9837779. An archived version of the webcast will be available for at least one week in the Investors section of the company's website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals plc
Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is a global biopharmaceutical company dedicated to developing life-changing medicines for people with serious diseases — often with limited or no options. We have a diverse portfolio of marketed medicines and novel product candidates, from early- to late-stage development, in key therapeutic areas. Our focus is in neuroscience, including sleep medicine and movement disorders, and in oncology, including hematologic and solid tumors. We actively explore new options for patients including novel compounds, small molecule advancements, biologics and innovative delivery technologies. Jazz is headquartered in Dublin, Ireland and has employees around the globe, serving patients in more than 90 countries. For more information, please visit www.jazzpharmaceuticals.com and follow @JazzPharma on Twitter.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as adjusted or non-GAAP adjusted) financial measures in this press release and the accompanying tables. In particular, the company presents non-GAAP adjusted net income (and the related per share measure) and its line item components, as well as certain non-GAAP adjusted financial measures derived therefrom, including non-GAAP adjusted gross margin percentage and non-GAAP adjusted effective tax rate. Non-GAAP adjusted net income (and the related per share measure) and its line item components exclude from reported GAAP net income (and the related per share measure) and its line item components certain items, as detailed in the reconciliation tables that follow, and in the case of non-GAAP adjusted net income (and the related per share measure), adjust for the income tax effect of non-GAAP adjustments and, as applicable, the income tax benefit related to an intra-entity intellectual property asset transfer and the impact of the U.S. Tax Cuts and Job Act (U.S. Tax Act). In this regard, the components of non-GAAP adjusted net income, including non-GAAP cost of product sales, non-GAAP SG&A expenses and non-GAAP R&D expenses, are income statement line items prepared on the same basis as, and therefore components of, the overall non-GAAP adjusted net income measure.
The company believes that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts. In particular, the company believes that each of these non-GAAP financial measures, when considered together with the company’s financial information prepared in accordance with GAAP, can enhance investors’ and analysts' ability to meaningfully compare the company’s results from period to period and to its forward-looking guidance, and to identify operating trends in the company’s business. In addition, these non-GAAP financial measures are regularly used by investors and analysts to model and track the company’s financial performance. Jazz Pharmaceuticals’ management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business and to make operating decisions, and compensation of executives is based in part on certain of these non-GAAP financial measures. Because these non-GAAP financial measures are important internal measurements for Jazz Pharmaceuticals’ management, the company also believes that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics the company uses in assessing its own operating performance and making operating decisions.
These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; and the company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. For example, commencing with the presentation of the company’s financial guidance for 2020, the company will no longer exclude upfront and milestone payments from the company’s non-GAAP adjusted net income, its line item components and non-GAAP adjusted EPS. Accordingly, while certain of such payments are excluded from its non-GAAP financial measures for the year ended December 31, 2019, as detailed in the reconciliation tables that follow, such presentation is made solely for comparability and transition purposes and will not be continued going forward. Likewise, the company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial and operating results, including the company’s 2020 financial guidance and 2020 planned milestones and the anticipated timing thereof, including the rolling launch of Sunosi in Europe and the potential approval and launch of lurbinectedin and JZP-258 in the U.S.; the company’s clinical development, planned BLA submission and pre-launch activities for JZP-458; the company’s expectation of continuing to diversity its revenue base; the company’s expectation of strengthening and advancing its pipeline to provide new therapeutic options to improve patient outcomes in difficult-to-treat diseases; the company’s expectation of diversifying its portfolio through internal efforts and external opportunities; the company’s expectations of inter-quarter variability in Defitelio net sales; and other statements that are not historical facts. These forward-looking statements are based on the company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: maintaining or increasing sales of and revenue from Xyrem; effectively commercializing the company’s other products and product candidates, including with respect to Sunosi and, if approved, lurbinectedin and JZP-258; the time-consuming and uncertain regulatory approval process, including the risk that the company’s current and planned regulatory submissions may not be submitted, accepted or approved by applicable regulatory authorities in a timely manner or at all; the costly and time-consuming pharmaceutical product development and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials; protecting and enhancing the company’s intellectual property rights; delays or problems in the supply or manufacture of the company’s products and product candidates; the company’s ability to maintain rights to its products and product candidates, including Erwinaze; complying with applicable U.S. and non-U.S. regulatory requirements; government investigations and other actions; obtaining and maintaining adequate coverage and reimbursement for the company’s products; identifying and acquiring, in-licensing or developing additional products or product candidates, financing these transactions and successfully integrating acquired product candidates, products and businesses; the company’s ability to realize the anticipated benefits of its collaborations with third parties for the development of product candidates; the company’s ability to achieve expected future financial performance and results and the uncertainty of future tax and other provisions and estimates; and other risks and uncertainties affecting the company, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and future filings and reports by the company, including the company's Annual Report on Form 10-K for the year ended December 31, 2019. Other risks and uncertainties of which the company is not currently aware may also affect the company’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues:
Product sales, net	$576,526	$467,334	$2,135,601	$1,869,473
Royalties and contract revenues	5,214	9,123	26,160	21,449
Total revenues	581,740	476,457	2,161,761	1,890,922
Operating expenses:
Cost of product sales (excluding amortization of acquired developed technologies)	35,348	26,337	127,930	121,544
Selling, general and administrative	214,275	161,865	736,942	683,530
Research and development	97,382	56,657	299,726	226,616
Intangible asset amortization	173,490	46,543	354,814	201,498
Impairment charges	—	—	—	42,896
Acquired in-process research and development	—	—	109,975	—
Total operating expenses	520,495	291,402	1,629,387	1,276,084
Income from operations	61,245	185,055	532,374	614,838
Interest expense, net	(18,244)	(17,904)	(72,261)	(77,075)
Foreign exchange loss	(2,234)	(1,694)	(5,811)	(6,875)
Loss on extinguishment and modification of debt	—	—	—	(1,425)
Income before income tax provision (benefit) and equity in loss of investees	40,767	165,457	454,302	529,463
Income tax provision (benefit)	(34,523)	5,144	(73,154)	80,162
Equity in loss of investees	1,298	843	4,089	2,203
Net income	$73,992	$159,470	$523,367	$447,098

Net income per ordinary share:
Basic	$1.31	$2.69	$9.22	$7.45
Diluted	$1.29	$2.64	$9.09	$7.30
Weighted-average ordinary shares used in per share calculations - basic	56,418	59,323	56,749	59,976
Weighted-average ordinary shares used in per share calculations - diluted	57,262	60,413	57,550	61,221

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$637,344	$309,622
Investments	440,000	515,000
Accounts receivable, net of allowances	355,987	263,838
Inventories	78,608	52,956
Prepaid expenses	39,434	25,017
Other current assets	78,895	67,572
Total current assets	1,630,268	1,234,005
Property, plant and equipment, net	131,506	200,358
Operating lease assets	139,385	—
Intangible assets, net	2,440,977	2,731,334
Goodwill	920,018	927,630
Deferred tax assets, net	221,403	57,879
Deferred financing costs	7,426	9,589
Other non-current assets	47,914	42,696
Total assets	$5,538,897	$5,203,491
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$47,545	$40,602
Accrued liabilities	267,873	264,887
Current portion of long-term debt	33,387	33,387
Income taxes payable	10,965	1,197
Deferred revenue	4,720	5,414
Total current liabilities	364,490	345,487
Deferred revenue, non-current	4,861	9,581
Long-term debt, less current portion	1,573,870	1,563,025
Operating lease liabilities, less current portion	151,226	—
Deferred tax liabilities, net	224,095	309,097
Other non-current liabilities	109,374	218,879
Total shareholders’ equity	3,110,981	2,757,422
Total liabilities and shareholders’ equity	$5,538,897	$5,203,491

JAZZ PHARMACEUTICALS PLC
SUMMARY OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2019	2018
Net cash provided by operating activities	$776,401	$798,904
Net cash used in investing activities	(155,300)	(394,487)
Net cash used in financing activities	(293,745)	(479,130)
Effect of exchange rates on cash and cash equivalents	366	(1,700)
Net increase (decrease) in cash and cash equivalents	$327,722	$(76,413)

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP reported net income	$73,992	$159,470	$523,367	$447,098
Intangible asset amortization	173,490	46,543	354,814	201,498
Share-based compensation expense	25,937	26,723	110,563	102,441
Loss contingency (a)	—	—	—	57,000
Impairment charges and disposal costs (b)	—	—	—	43,969
Upfront and milestone payments (c)	—	—	104,275	11,000
Non-cash interest expense (d)	11,981	11,291	46,396	43,960
Income tax effect of above adjustments	(32,157)	(13,751)	(92,910)	(60,896)
Income tax benefit related to intra-entity intellectual property asset transfer	—	—	(112,274)	—
U.S. Tax Act impact	—	(10,325)	—	(7,457)
Non-GAAP adjusted net income	$253,243	$219,951	$934,231	$838,613

GAAP reported net income per diluted share	$1.29	$2.64	$9.09	$7.30
Non-GAAP adjusted net income per diluted share	$4.42	$3.64	$16.23	$13.70
Weighted-average ordinary shares used in diluted per share calculations	57,262	60,413	57,550	61,221
________________________________________________
Explanation of Adjustments and Certain Line Items (in thousands):

(a)	Relates to a civil settlement agreement with the U.S. Department of Justice and the Office of the Inspector General.

(b)	Resulting from the company’s sale of its rights related to Prialt® (ziconotide) intrathecal infusion.

(c)
For the year ended December 31, 2019, the amount includes $48,275 attributed to acquired in-process research and development expense related to the acquisition of Cavion and a $56,000 upfront payment to Codiak under a collaboration agreement.

(d)	Non-cash interest expense associated with debt discount and debt issuance costs.

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS - FOR THE THREE MONTHS ENDED DECEMBER 31, 2019 and 2018
(In thousands)
(Unaudited)

	Three months ended December 31, 2019
	Cost of product sales	Selling, general and administrative	Research and development	Intangible asset amortization	Interest expense, net	Income tax provision (benefit)
GAAP Reported	$35,348	$214,275	$97,382	$173,490	$18,244	$(34,523)
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	(173,490)	—	—
Share-based compensation expense	(1,285)	(17,340)	(7,312)	—	—	—
Non-cash interest expense	—	—	—	—	(11,981)	—
Income tax effect of above adjustments	—	—	—	—	—	32,157
Total of Non-GAAP adjustments	(1,285)	(17,340)	(7,312)	(173,490)	(11,981)	32,157
Non-GAAP Adjusted	$34,063	$196,935	$90,070	$—	$6,263	$(2,366)

	Three months ended December 31, 2018
	Cost of product sales	Selling, general and administrative	Research and development	Intangible asset amortization	Interest expense, net	Income tax provision (benefit)
GAAP Reported	$26,337	$161,865	$56,657	$46,543	$17,904	$5,144
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	(46,543)	—	—
Share-based compensation expense	(1,612)	(19,758)	(5,353)	—	—	—
Non-cash interest expense	—	—	—	—	(11,291)	—
Income tax effect of above adjustments	—	—	—	—	—	13,751
U.S. Tax Act impact	—	—	—	—	—	10,325
Total of Non-GAAP adjustments	(1,612)	(19,758)	(5,353)	(46,543)	(11,291)	24,076
Non-GAAP Adjusted	$24,725	$142,107	$51,304	$—	$6,613	$29,220

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS - FOR THE YEARS ENDED DECEMBER 31, 2019 and 2018
(In thousands)
(Unaudited)

	Year ended December 31, 2019
	Cost of product sales	Selling, general and administrative	Research and development	Intangible asset amortization	Acquired IPR&D	Interest expense, net	Income tax provision (benefit)
GAAP Reported	$127,930	$736,942	$299,726	$354,814	$109,975	$72,261	$(73,154)
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	(354,814)	—	—	—
Share-based compensation expense	(6,637)	(78,697)	(25,229)	—	—	—	—
Upfront & milestone payments	—	—	—	—	(104,275)	—	—
Non-cash interest expense	—	—	—	—	—	(46,396)	—
Income tax effect of above adjustments	—	—	—	—	—	—	92,910
Income tax benefit related to intra-entity intellectual property asset transfer	—	—	—	—	—	—	112,274
Total of Non-GAAP adjustments	(6,637)	(78,697)	(25,229)	(354,814)	(104,275)	(46,396)	205,184
Non-GAAP Adjusted	$121,293	$658,245	$274,497	$—	$5,700	$25,865	$132,030

	Year ended December 31, 2018
	Cost of product sales	Selling, general and administrative	Research and development	Intangible asset amortization	Impairment charges	Interest expense, net	Income tax provision (benefit)
GAAP Reported	$121,544	$683,530	$226,616	$201,498	$42,896	$77,075	$80,162
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	(201,498)	—	—	—
Share-based compensation expense	(6,634)	(76,770)	(19,037)	—	—	—	—
Loss contingency	—	(57,000)	—	—	—	—	—
Impairment charges and disposal costs	—	(1,073)	—	—	(42,896)	—	—
Upfront & milestone payments	—	—	(11,000)	—	—	—	—
Non-cash interest expense	—	—	—	—	—	(43,960)	—
Income tax effect of above adjustments	—	—	—	—	—	—	60,896
U.S. Tax Act impact	—	—	—	—	—	—	7,457
Total of Non-GAAP adjustments	(6,634)	(134,843)	(30,037)	(201,498)	(42,896)	(43,960)	68,353
Non-GAAP Adjusted	$114,910	$548,687	$196,579	$—	$—	$33,115	$148,515

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2020 NET INCOME GUIDANCE
(In millions, except per share amounts)
(Unaudited)

GAAP net income	$330 - $400
Intangible asset amortization	250 - 270
Share-based compensation expense	120 -135
Non-cash interest expense	45 - 55
Income tax effect of adjustments	(65) - (90)
Non-GAAP adjusted net income	$700 - $750

GAAP net income per diluted share	$5.90 - $7.15
Non-GAAP adjusted net income per diluted share	$12.50 - $13.40

Weighted-average ordinary shares used in per share calculations	56

Contacts:

Investors:
Kathee Littrell
Vice President, Investor Relations
Jazz Pharmaceuticals plc
Ireland, +353 1 634 7887
U.S., +1 650 496 2717

Media:
Jacqueline Kirby
Vice President, Corporate Affairs & Government Relations
Jazz Pharmaceuticals plc
Ireland, +353 1 697 2141
U.S., +1 215 867 4910